CAPABILITY - ADAPTABILITY - ACCOUNTABILITY FOREST CITY ENTERPRISES INC. INVESTOR UPDATE December 2012 EXHIBIT 99.1

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INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward- looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures of funds from operations (“FFO”), operating funds from operations (“Operating FFO”), earnings before depreciation, amortization and deferred taxes (“EBDT”), comparable net operating income (“NOI”), and measures based on the pro‐rata consolidation method (“pro‐rata”) to explain operating performance and assist investors in evaluating our business. In addition, we present a schedule of components to assist investors in determining the “net asset value” (“NAV”) of the Company and an implied cap rate, also non- GAAP measures. For a more thorough discussion of FFO, Operating FFO, EBDT, NOI, pro‐rata measures, NAV, and Implied Cap Rate, including how we reconcile these applicable measures to their GAAP counterparts, please refer to the Supplemental Package furnished to the SEC on Form 8‐K on December 6, 2012. Copies of our quarterly and annual Supplemental Packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. 3

OUR STRATEGIC THEMES  We will leverage our unique and proven capability as an owner, operator and developer of distinctive real estate.  We will continue to show adaptability to changing market conditions and stakeholder needs.  We will commit to a high level of accountability to ourselves and to all of our stakeholders to drive value creation. 4

Drive operational excellence through all aspects of our company Focus on core markets and products as we develop, own and operate a high- quality portfolio Build a strong, sustaining capital structure, improved balance sheet and debt metrics OUR 2012-2015 STRATEGIC PLAN 5

OUR INVESTMENT PROFILE: “CORE-PLUS” CORE PRODUCTS: • High-quality portfolio of 220+ income-producing assets • Primarily apartments, retail, and office (including life science) • Consistent NOI growth, stable occupancy, low tenant concentration CORE MARKETS: • Gateway cities with strong growth/demographics, barriers to entry • 77% of assets in New York City, D.C., Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco, Philadelphia • Selective expansion in new growth markets, including Dallas PLUS: • Signature development capability to fuel future growth • Substantial entitlement at large, mixed-use projects in core markets • Expertise in public/private partnerships, urban infill, adaptive reuse • 90-year+ track record, more than 50 years as a public company 6

COMPANY PROFILE Founded in 1920 and traded publically since 1960, Cleveland based Forest City is known nationally as a property owner, manager, and developer of some of the largest and most prestigious real estate projects in the country. Forest City’s diverse portfolio includes many premier properties located throughout the United States. With a focus on Core Markets – the New York City metropolitan area, Boston, Greater Washington, D.C., Denver, Los Angeles, San Francisco, Dallas, Philadelphia and Chicago – we have overcome high barriers to entry and developed a unique franchise. Each of these core markets are great urban centers with strong demographics and superior growth potential. 7

OUR MISSION Forest City is a leading owner, operator, and developer of distinctive and diversified real estate projects in select core markets, which create value for our customers, shareholders, and communities through place creation, sustainable practices, and a long-term investment perspective. We operate by developing meaningful relationships and leveraging our entrepreneurial capabilities with creative and talented associates who embrace our core values. OUR VISION To be the real estate leader and partner-of-choice in creating distinctive places to live, work, and shop. 8

• Efficient tax strategies = minimal cash taxes • Multi-product & mixed-use projects • Greater flexibility to retain, invest, and distribute cash • Only 14% of debt is corporate recourse debt; all property-level debt is non-recourse TYPICAL REIT • REIT legal structure provides tax benefit • Focus on a single product type • Must distribute 90% of taxable income to holders • Higher percentage of debt is unsecured corporate (recourse) debt FOREST CITY FOREST CITY/REIT COMPARISON While Forest City is similar to a typical REIT in many ways, there are important differences 9

FCE has achieved a number of significant accomplishments that we believe greatly improve our balance sheet and risk profile. We wanted to provide you with a summary of some of those achievements.  Successfully Addressed Non-Recourse Debt Maturities, and with improved liquidity, we have opportunistically paid down debt.  Executed on our plan to sell/JV selected assets generating cash proceeds of over $500M in last 2.5 years; removing $885M in property debt as a result. Year Total Maturities (@ 100%) in millions 2009 $1,361 2010 $1,161 2011 $1,562 2012 $1,748 09-12 Avg. $1,459 Year Voluntary Debt Paydowns (@ PR) in millions 2011 $255 OCT YTD 2012 $151 Total $406 Year Major Asset Sales Total Cash Proceeds* (in millions) Total Debt Removed* (in millions) 2010 MIT JV $215 $300~ 2011 NY Retail JV $264 $400~ Oct YTD 2012 Gulfstream, White Oak $56 $185~ Proj. Remainder 2012 8 Spruce Street $160~ $275~ Proj. 2013 $100 - $150 $165 -$250 Total $795 - $845 $1,325- $1,410 *Total Cash Proceeds and Total Debt Removed include all asset sales for the respective time frame indicated, not exclusive to major asset sales noted 10

Opportunistically Accessed Capital Markets for $1.7B since 5/09 This all results in a much improved risk profile for the company. Actively Accessing Capital Markets 745$ 330$ 390$ 334$ 1,799$ YE 2008 2009 2010 2011 Dec YTD 2012 Debt Paydowns Dec YTD 2012 Redevelopment Bonds due 2010 19$ (19) -$ Issuing New or Converting Debt/Preferred to Equity 704$ 7.625% Senior Notes due 2015 300 (122) (125) 53 6.500% Senior Notes due 2017 150 (6) (12) 132 Exchanging Straight Debt for Conv Debt/Preferred 346$ 7.375% Senior Notes due 2034 100 125 225 Tax Revenue Bonds due 2013 29 29 Debt Paydowns/Buybacks 86$ Total Straight Debt 598$ 470 439 439$ 3.625% Senior Notes due 2011 273 (167) (51) (55) - 3.625% Senior Notes due 2014 - 200 200 5.000% Conv Senior Notes due 2016 - 200 (110) (40) 50 4.250% Conv Senior Notes due 2018 - 350 350 Total Convertible Debt 273$ 345 600 600$ Total Senior and Subordinated Debt 871$ 815 1,039 1,039$ Equity Offering May 2009 - 345 345 7.00% Conv Perpetual Preferred - 220 (209) 11 Equity -$ 565 565 356$ 11 2 9 4 5 0 5 3 1 3 2 2 2 5 8 8 9 2 0 0 5 0 3 5 0 6 0 0 7 5 0 2 7 3 2 9 3 0 0 1 5 0 1 0 0 1 ,6 0 2 0 200 400 600 800 1000 1200 1400 1600 2010 2011 2012 2013 2014 2015 2016 2017 2018 2034 Total M ill ions ( $ ) Change in Recourse Debt Capacity - 10/31/2012 Compared to 1/31/09 10/31/12 Non-Convertible Debt/Capacity 10/31/12 Convertible Debt 1/31/09 Debt/Capacity ($ in millions)

RECENT ANNOUNCEMENTS  Kenneth J. Bacon new Class B member of Board of Directors  S&P Corporate Bond Rating Upgrade  8 Spruce Street Recapitalization  Multifamily Development Equity Fund  Convertible Preferred Stock Exchange Transaction 12

Kenneth J. Bacon  GOAL: Move Board of Directors structure to a majority of independent directors as part of Forest City’s commitment to good corporate governance practices.  STATUS: On Dec. 5, 2012, we announced that Kenneth J. Bacon, co-founder of RailField Partners and presiding director of the board of Comcast Corporation, accepted an appointment to Forest City’s board of directors. Bacon, 58, will stand for election at the next annual meeting of shareholders in June, 2013.  IMPACT: Bacon joined the Federal National Mortgage Association (Fannie Mae) in 1993, and through a series of promotions was named an executive vice president of the organization’s multifamily division in 2005. Under Bacon’s leadership, the division grew from approximately $56 billion in assets to a $190 billion mortgage portfolio, making it the largest U.S. multifamily creditor. 13 “We are thrilled to have Kenneth on our board. The combination of his experience in real estate and deep understanding of financial markets, together with exemplary governance qualifications, will make him a tremendous asset to Forest City and to the board.” - David LaRue, President and CEO

S&P Corporate Bond Rating Upgrade  GOAL: Continue to improve the overall risk profile of the company, through building a strong, sustaining capital structure, resulting in an upgraded Standard & Poor’s Corporate Credit rating.  STATUS: On November 28, 2012 Standard & Poor’s issued an updated Credit Rating on Forest City recognizing the steps the company has taken to improve its risk profile.  IMPACT: Upgraded rating on senior notes; raised the rating from “B-” to “B” (one notch below the corporate credit rating). Their positive comments reaffirm the steps we have taken as a company to improve our debt metrics. As such, continuing to achieve additional improvement in all of our corporate debt ratings will remain a high priority. 14

8 SPRUCE STREET RECAPITALIZATION  GOAL: The addition of a minority partner (49%) to take advantage of the strength in the Manhattan residential market and to monetize the value created through the development of 8 Spruce Street.  Status: Finalizing an agreement with a large institutional investor to enter into a JV on 8 Spruce Street.  CAPITAL STRUCTURE (IN 000’S): Total Market Valuation(Approx.) ~$1,000,000 Total Debt Outstanding (539,000) Total Market Equity/NAV $461,000 OWNERSHIP STRUCTURE BEFORE AFTER Forest City Existing Partner New Partner 51% 49% 26% 25% 49% 15

MULTIFAMILY DEVELOPMENT EQUITY FUND  GOAL: Secure strategic capital partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation.  STATUS: Closing on a partnership with a large institutional investor for a $400 million equity fund for multifamily development in our core markets, including New York City, Washington, D.C., and San Francisco.  SELECTION: Forest City chosen by the investor based on development expertise, a visible pipeline of opportunities, as well as engagement in communities where we do business.  FUNDING: 75% strategic capital partner, 25% Forest City  IMPACT: Equity to be paired with project financing for estimated aggregate development investment of $800 million – $1 billion. 16

CONVERTIBLE PREFERRED STOCK EXCHANGE TRANSACTION  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense and dividend distribution.  STATUS: On Oct. 16, 2012, we announced a privately negotiated exchange transaction whereby we exchanged approximately $133.7 million in aggregate amount of our outstanding cumulative perpetual convertible preferred stock for Class A common stock. Additionally, on December 13, 2012, we announced another separate, privately negotiated exchange transaction to exchange approximately $75.7 million in aggregate amount of our outstanding cumulative preferred stock for Class A common stock, resulting in a total exchange of approximately $209.4 million.  IMPACT: Between the two transactions, approximately 4.2 million shares of cumulative perpetual convertible preferred stock will be exchanged for 13.8 million shares of Class A common stock, plus a cash payment of approximately $19.1 million for dividends payable (through March 15, 2013) and inducement; this will result in a permanent reduction of approximately $14.7 million of annual fixed charges. The transaction is non-dilutive as the Class A common shares issued have already been included in our “if-converted” share count. 17

Pro-Rata Consolidation (Dollars in thousands) Q3 2012 Q3 2011 Comparable NOI - Total 152,492$ 1.8% 149,840$ Comparable NOI - Office 60,021$ 0.6% 59,670$ Comparable NOI - Retail 56,643$ 0.5% 56,367$ Comparable NOI - Residential 35,828$ 6.0% 33,803$ "Core Markets" Total NOI 122,033$ 7.8% 113,198$ Total Mortgage debt and notes payable, nonrecourse 7,405,870$ -1.5% 7,519,692$ Total Projects under Construction & Development 1,156,547$ -39.5% 1,910,074$ Funds From Operations 79,630$ 30.1% 61,198$ Operating Funds From Operations 65,043$ 19.8% 54,300$ % Change Q3 2012 RESULTS - AT A GLANCE 18

Q3 2012 Q3 2011 Regional Mall Sales per square foot (PSF) (Rolling 12-month basis) 465.00$ 7.1% 434.00$ 12 Month Regional Mall Leasing Spread PSF (New vs Expiring) 54.18$ 10.7% 48.95$ 12 Month Specialty Retail Centers Leasing Spread PSF (New vs Expiring) 30.42$ 4.8% 29.03$ 12 Month Office Leasing Spread PSF (New vs Expiring) 29.68$ 2.6% 28.93$ Residential Total Comparable Monthly Average Rental Rates 1,253$ 3.6% 1,209$ % Change Q3 2012 RESULTS - AT A GLANCE We are committed to execute on our strategy of operational excellence as evidenced by the following metrics: 19

BALANCED, DIVERSE NOI SOURCES

Net Operating Income by Product Type

Pro-Rata Consolidation *(dollars in thousands)*

Nine Months Ended October 31, 2012



Military Housing $20,904 3.9%
Hotels $9,009 1.7%
Land $12,529 2.3%
Retail $178,308 33.4%
Apartments (1) $127,107 23.8%
Office $186,825 34.9%

NOI by Product Type:	$	534,682
Casino Land Sale		36,484
Arena		(5,724)
The Nets		(22,707)
Corporate Activities		(41,390)
Other (2)		(22,515)
Grand Total NOI	$	**478,830**

Net Operating Income by Core Market

Pro-Rata Consolidation *(dollars in thousands)*

Nine Months Ended October 31, 2012



New York City $149,506 29.1%
Greater Washington, D.C.(3) $50,294 9.8%
Los Angeles $48,104 9.4%
Boston $33,917 6.6%
Greater San Francisco $30,541 5.9%
Denver $28,039 5.5%
Chicago $22,899 4.5%
Philadelphia $18,913 3.7%
Dallas $3,271 0.6%
Non-Core Markets $90,646 17.6%
Regional Malls $37,648 7.3%

NOI by Market	$	513,778
Casino Land Sale		36,484
Arena		(5,724)
The Nets		(22,707)
Corporate Activities		(41,390)
Other (2)		(22,515)
Military Housing		20,904
Grand Total NOI	$	**478,830**

(1) Includes limited-distribution subsidized senior housing.
(2) Includes write-offs of abandoned development projects, non-capitalizable development costs, and unallocated management and service company overhead, net of tax credit income.
(3) Includes Richmond, Virginia.

FORESTCITY 20

NOI BY MARKET AND PRODUCT TYPE* * Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. Nine Months Ended October 31, 2012 21 Office Retail Apartments SUM New York City 69% 24% 7% 100% Washington DC 30% 40% 30% 100% Los Angeles 0% 89% 11% 100% Cleveland 40% 9% 51% 100% Boston 80% 0% 20% 100% San Francisco 25% 43% 32% 100% Chicago 24% 26% 50% 100% Philadelphia 20% 23% 57% 100% Pittsburgh 25% 70% 5% 100% D nver 5% 70% 25% 100% Florida 0% 71% 29% 100% Las Vegas 0% 100% 0% 100% Dallas 0% 0% 100% 100% Other 8% 55% 37% 100% 39% 38% 23% 100%

NOI BY PRODUCT TYPE AND MARKET* Nine Months Ended October 31, 2012 * Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. 22 Office Retail Apartments New York City 55% 20% 9% Washington DC 8% 11% 14% Los Angeles 0% 23% 5% Cleveland 9% 2% 20% Boston 15% 0% 6% San Francisco 4% 7% 9% Chicago 3% 3% 9% Philadelphia 2% 2% 10% Pittsburgh 2% 7% 1% D nver 0% 5% 3% Florida 0% 6% 4% Las Vegas 0% 6% 0% Dallas 0% 0% 3% Other 2% 8% 7% 100% 100% 100%

NON-CORE ASSET DISPOSITIONS (UPDATE)  Forest City continues to pursue a strategy of disposing non-core assets.  Since the beginning of the year we've completed eight dispositions generating total proceeds of approximately $55 million.  We expect to close on additional non-core asset dispositions during the remainder of 2012 which should generate approximately $60 million - $100 million in cash proceeds; and eliminate approximately $75 million - $140 million of property debt from the balance sheet.  2013: We will continue to seek divestment of Non-Core Assets in Non- Core markets generating expected cash proceeds in a range of $100 - $150 million, and removing approximately $165 - $250 million of property-level debt. 23

ASSET SALES Cash Net Annualized Cap EBDT Year EBDT/ Count Proceeds Sales Price NOI rate Prior to Sale Proceeds Leverage Total (11 Yr + YTD 2012: 2001-2012) 104 1,352,910 3,331,471 219,145 6.6% 102,232 7.6% 59% Total (10 Yr: 2002-2011) 88 1,207,394 2,928,026 191,337 6.5% 90,266 7.5% 59% Total (7 Yr: 2005-2011) 70 1,080,576 2,573,017 163,272 6.3% 76,309 7.1% 58% Total (5 Yr: 2007-2011) 58 720,777 1,860,871 122,134 6.6% 60,632 8.4% 61% 24

Consistent Operations OPERATING FFO ($ in millions) (1) (1) Reconciliation of Operating FFO to its nearest GAAP equivalent is provided in the appendix section of the 8K furnished to the SEC on December 14, 2012. 54.3 65.0 50 55 60 65 70 Q3 11 Q3 12 175.1 192.9 170 185 200 YTD Q3 11 YTD Q3 12 25

OFFICE PORTFOLIO OVERVIEW  48 properties, 13.4M s.f. in conventional and life science office  Concentrations in New York and Boston  Key properties: – New York Times, Manhattan (left) – University Park at MIT, Cambridge – MetroTech Center, Brooklyn The New York Times headquarters, Manhattan, New York 90.5% 91.0% 91.5% 91.4% 90.4% 87.0% 89.0% 91.0% 93.0% October 31, 2011 January 31, 2012 April 30, 2012 July 31, 2012 October 31, 2012 Office Comparable Occupancy Recap For the three months ended: 26

APARTMENT PORTFOLIO OVERVIEW  125 apartment communities, 35,599 total units (24,670 at pro-rata)  Key properties: – 8 Spruce Street, Manhattan – DKLB BKLN, Brooklyn – River Lofts at Tobacco Row, Richmond – Metro 417, Los Angeles (shown) Metro 417, Los Angeles 12.0% 11.9% 11.0% 10.3% 6.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% October 31, 2011 January 31, 2012 April 30, 2012 July 31, 2012 October 31, 2012 Quarterly Residential Comparable NOI Increase For three months ended: 27

RETAIL PORTFOLIO OVERVIEW  44 centers, 24.5M total s.f., 15.1M GLA  Enclosed regional malls, open-air lifestyle centers, big-box/power centers, specialty centers  Key properties: – 42nd Street, New York – San Francisco Centre/ The Emporium – Short Pump Town Center, Richmond (Shown) – Victoria Gardens, Rancho Cucamonga, CA Short Pump Town Center, Richmond, Virginia (1) All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data in the Company's supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants. $434 $443 $456 $461 $465 $380 $400 $420 $440 $460 $480 October 31, 2011 January 31, 2012 April 30, 2012 July 31, 2012 October 31, 2012 FCE Regional Mall Sales per Square Foot (1) Rolling 12-month basis for the periods presented 28

Forest City is proud to participate in the privatization of rental residential communities for military families. Our portfolio includes more than 14,000 military family homes located in eight states. These include the Southern Group Air Force bases, the U.S. Air Force Academy, and Naval installations in Hawaii, Washington, Illinois, Indiana and Tennessee. Military Housing NOI (In Thousands) MILITARY HOUSING $- $5,000 $10,000 $15,000 $20,000 $25,000 2005 2006 2007 2008 2009 2010 2011 Property Management $1,776 $4,092 $3,379 $6,834 $9,881 $9,872 $10,967 Asset Management $316 $559 $1,141 $2,272 $2,192 $2,993 $3,309 Construction $1,149 $3,344 $9,033 $12,345 $8,783 $5,634 $4,158 Development $3,334 $8,983 $16,624 $23,541 $11,169 $5,883 $5,615 Total $6,573 $16,978 $30,177 $44,992 $32,025 $24,381 $24,049 29

RECENTLY OPENED: BARCLAYS CENTER  Opened in September, 2012 and located in Brooklyn, New York, the Barclays Center is a state-of-the-art sports and entertainment venue and the anchor of our Atlantic Yards mixed-use project.  80% of forecasted contractually obligated revenues currently under contract  The 670,000 square foot LEED designed arena is the home to Brooklyn Nets basketball (NBA), future home of the New York Islanders (NHL), and is expected to host more than 200 cultural and sporting events annually.  In the first two months of operations, the facility has already hosted 40+ events, including Nets basketball, boxing, concerts, family shows, and NCAA men’s basketball with more than 400,000 visitors to date. 30

RECENTLY OPENED: 8 SPRUCE STREET  Located in New York City (Lower Manhattan); Frank Gehry-designed apartment tower  76 stories, 899 market-rate units – As of October 31, 2012, 800 executed leases or 89% of total – Lower floors include a K-8 public school and an ambulatory care center for the New York Downtown Hospital – As of August 21, 2012 all 899 units are open View from an upper level model unit, featured in the Wall Street Journal on March 21, 2012 (Views from the Market Top by Laura Kusisto) 31

RECENTLY OPENED: WESTCHESTER’S RIDGE HILL  Located in Yonkers, NY 1.3M s.f. mixed-use retail project opening in phases (currently 68% leased excluding Parcel L; 60% leased overall) – Recently, the property saw the grand opening of its own Apple store, and the beginning development of the much anticipated LEGOLAND, which is expected to open in the spring of 2013. – Some tenants currently open: 32

WESTCHESTER’S RIDGE HILL – SITE PLAN 33

UNDER DEVELOPMENT: B2 AT ATLANTIC YARDS  Located at Flatbush Avenue and Dean Street  Groundbreaking: December 18, 2012  Will be built using state-of-the-art modular technology  340,000 Gross Square Feet  32 Floors, 322’ tall  363 Units: 50% Affordable / 50% Market Rate  4,000 SF of ground floor retail  Full Service Building with luxury amenities  Expected to achieve LEED Silver certification  Financed with Tax Exempt Bonds, Low Income Housing Tax Credits, HDC 2nd Mortgage 34

ATLANTIC YARDS: PROJECT PLAN  6,400 Residential Units  2,250 Affordable Units  Transit and Infrastructure Improvements  LEED Certified & Sustainable Development  FC cash investment of approximately $500 million B2 35

THE YARDS – SITE PLAN

In total, a 42-acre mixed-use project in the Neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District of Washington, D.C. Expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space.



Boilermaker Shops
Retail/Office
Expected Opening Q4-2012
Twelve12
218 units of residential
over grocery store
Opening Q3-2014
Foundry Lofts Apts.
Completed Late 2011
Currently 97% Leased
The Lumber Shed
Dining/Office
Expected Opening Q3-2013
Riverfront Park (5.5 Acres)
Completed Fall 2010
USDOT HEADQUARTERS
USDOT HEADQUARTERS
QUANDER STREET SE
N STREET SE
TINGEY STREET SE
WATER STREET SE
RIVER STREET
NATIONALS BALLPARK
WASHINGTON NAVY YARD
ANACOSTIA RIVER
Retail
Residential
Office

FORESTCITY

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FOREST CITY DEBT STRUCTURE

The following table summarizes the Company's senior and subordinated debt as of October 31, 2012:
(in thousands at pro-rata)

	Conversion Price	Debt Outstanding	Annual Fixed Charges	Excluding "In the Money" Debt/Equity: Debt Outstanding	Excluding "In the Money" Debt/Equity: Annual Fixed Charges
Senior Notes:					
3.625% Puttable Equity-Linked Senior Notes due 2014*	$ 14.54	200,000	7,250		
7.625% Senior Notes due 2015		53,253	4,061	53,253	4,061
5.000% Convertible Senior Notes due 2016	$ 13.91	50,000	2,500		
6.500% Senior Notes due 2017		132,144	8,589	132,144	8,589
4.250% Convertible Senior Notes due 2018	$ 21.67	350,000	14,875	350,000	14,875
7.375% Senior Notes due 2034*		225,000	16,594	225,000	16,594
Total Senior Notes		$ 1,010,397	$ 53,869	$ 760,397	$ 44,119
Subordinated Debt:					
7.875% Subordinate Tax Revenue Bonds due 2013		29,000	2,284	29,000	2,284
Total Senior and Subordinated Debt		$ 1,039,397	$ 56,153	$ 789,397	$ 46,403
Equity					
7.000% Preferred Cumulative Perpetual Convertible **	$ 15.12	86,276	6,039		
		$ 1,125,673	**$ 62,192**	**$ 789,397**	**$ 46,403**

* Debt outstanding shown exclusive of the recorded discount

** On December 13, 2012 Forest City announced a separate, privately negotiated exchange transaction, expected to close on December 18, 2012, whereby it will exchange approximately $75.7 million in aggregate of liquidation preference, or approximately 1.5 million shares of its outstanding Series A Cumulative Perpetual Convertible Preferred Stock, for approximately 5.0 million shares of its Class A common stock, plus a total cash payment of approximately $5.2 million for additional exchange consideration, in lieu of fractional shares and payment of any dividends payable on March 15, 2013.

FORESTCITY
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“NEW” NET ASSET VALUE DISCLOSURE (1) (1) Footnotes provided in the appendix section 38 (Dollars in millions at pro-rata) Q3 2012 NOI (1) Net Stabilized Adjustments (2)(9) Stabilized NOI Annualized Stabilized NOI (3) Nonrecourse Debt (4)(9) Commercial Real Estate A B =A + B Retail Regional Malls 42.3$ (1.7)$ 40.6$ 162.4$ Specialty Retail Centers 18.2 (0.8) 17.4 69.6 Subtotal Retail 60.5 (2.5) 58.0 232.0 (2,761.9) Office Life Science Office 13.7 - 13.7 54.8 New York Office 32.2 - 32.2 128.8 Central Business District 10.3 - 10.3 41.2 Suburban/Other Office 4.4 - 4.4 17.6 Subtotal Office 60.6 - 60.6 242.4 (2,146.1) Arena 0.5 9.1 9.6 38.5 (127.1) Hotels 4.2 - 4.2 16.8 (67.4) Other 3.2 (5.3) (2.1) (8.4) - Total Commercial Real Estate 129.0$ 1.3$ 130.3$ 521.3$ (5,102.5)$ Residential Real Estate Apartments 38.2$ 1.9$ 40.1$ 160.4$ Subsidized Senior Housing (5) 6.4 (1.8) 4.6 18.4 Military Housing 6.5 (2.7) 3.8 15.0 Other (1.7) (2.7) (4.4) (17.6) Total Residential Real Estate 49.4$ (5.3)$ 44.1$ 176.2$ (1,846.9)$ Total Rental Properties 178.4$ (4.0)$ 174.4$ 697.5$ (6,949.4)$ Development Pipeline Debt Adjustment(6) 475.0 Adjusted Total Rental Properties 178.4$ (4.0)$ 174.4$ 697.5$ (6,474.4)$ Net Asset Value Components - October 31, 2012 Completed Rental Properties ("CRP")

“NEW” NET ASSET VALUE DISCLOSURE (1) (1) Footnotes provided in the appendix section 39 (Dollars in millions at pro-rata) Book Value (4) Nonrecourse Debt (4) Westchester's Ridge Hill (Adjusted for amounts included in CRP) (6) 893.0$ (475.0)$ 418.0$ Projects under construction 134.5$ (121.0)$ 13.5$ Adjusted projects under construction 1,027.5$ (596.0)$ 431.5$ Projects under development 1,022.1$ (189.6)$ 832.5$ Land held for development and sale 65.6$ (8.5)$ 57.1$ 1,321.1$ Cash and equivalents 268.8$ 268.8$ Restricted cash and escrowed funds 445.7$ 445.7$ Notes and accounts receivable, net (7) 407.5$ 407.5$ Net investments and advances to unconsolidated entities 225.6$ 225.6$ Prepaid expenses and other deferred costs, net 226.6$ 226.6$ Land held for divestiture 28.0$ (29.6)$ (1.6)$ 1,572.6$ Bank revolv ing credit facility (166.0)$ (166.0)$ Senior and subordinated debt (1,032.8)$ (1,032.8)$ Less: convertible debt 599.4$ 599.4$ Construction payables (118.2)$ (118.2)$ Operating accounts payable and accrued expenses (8) (719.3)$ (719.3)$ (1,436.9)$ Number of shares for the three months ended October 31, 2012 (In millions) 222.4 Weighted Average Shares Outstanding - Diluted Net Book Value Development Pipeline Other Tangible Assets Recourse Debt and Other Liabilities

40 Development Pipeline 100% of Pro Rata Cost Development Pipeline 0% of Pro Rata Cost FCE.A Stock Price as of 12/7/12 A 15.33$ 15.33$ Wtd. Avg Shares Outstanding - Diluted B 222.4 222.4 Market Capitalization AXB= C 3,409.4$ 3,409.4$ Net Book Value of Development Pipeline 1,321.1$ -$ Net Book Value of Other Tangible Assets 1,572.6 1,572.6 Net Book Value of Recourse Debt and Other Liabilities (1,436.9) (1,436.9) D 1,456.8$ 135.7$ Implied Equity Value of Completed Rental Properties =C-D 1,952.6$ 3,273.7$ Book Value of Adjusted Rental Properties Nonrecourse Debt 6,474.4 6,474.4 Implied Gross Value of Completed Rental Properties 8,427.0$ 9,748.1$ Annualized Stabilized NOI for Completed Rental Properties 697.5$ 697.5$ Implied Cap Rate 8.3% 7.2% IMPLIED CAP RATE THROUGH OUR NET ASSET VALUE DISCLOSURE (Dollars in millions, except share price)

IMPLIED CAP RATE THROUGH OUR NET ASSET VALUE DISCLOSURE 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 2003 2004 2005 2006 2007 2008 2009 2010 2011 12/7/2012 Yearly Rates Comparison Asset Sales Cap Rates 7.2% Implied Cap Rate as of 12/7/12; Development at 0% of Pro-rata Cost 8.3% Implied Cap Rate as of 12/7/12; Development at 100% of Pro-rata Cost 41

Appendix  Lease Expirations 43  Pipeline 45  Sustainability 51  Net Asset Value Components Footnotes 52  Operating Funds From Operations Definition 53  Reconciliation of Operating FFO to FFO 54  Reconciliation of FFO and EBDT to Net Earnings/(Loss) 55 42

Office Lease Expirations (as of 10/31/2012) 43 (1) GLA = Gross Leasable Area. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). (3) Contractual rent per square foot includes base rent and fixed additional charges for marketing/promotional charges and common area maintenance. (4) Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (4) PERCENTAGE OF TOTAL LEASED GLA (1) CONRACTUAL RENT EXPIRING (2)(3) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (4) 2012 34 328,267 2.80% $10,901,552 3.12% $34.41 2013 92 958,564 8.17 21,280,660 6.09 23.89 2014 70 992,028 8.45 24,244,026 6.93 41.49 2015 59 576,757 4.92 12,210,173 3.49 25.85 2016 70 1,074,136 9.16 26,757,943 7.65 31.93 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2012 2013 2014 2015 2016 Office Lease Expirations Percentage of Contractual Rent Expiring As of October 31, 2012

Retail Lease Expirations (as of 10/31/2012) 44 EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (4) PERCENTAGE OF TOTAL LEASED GLA (1) CONTRACTUAL RENT EXPIRING(2)(3) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (4) 2012 111 378,845 3.11% $ 12,193,070 3.63% $ 36.53 2013 341 1,187,164 9.73 33,392,043 9.93 33.83 2014 320 1,179,873 9.68 31,623,482 9.41 35.91 2015 235 895,272 7.34 27,322,681 8.13 37.76 2016 260 1,364,690 11.19 42,121,506 12.53 46.64 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2012 2013 2014 2015 2016 Retail Lease Expirations Percentage of Contractual Rent Expiring As of October 31, 2012 (1) GLA = Gross Leasable Area. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). (3) Contractual rent per square foot includes base rent and fixed additional charges for marketing/promotional charges and common area maintenance. (4) Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.

Pipeline: Projects Opened Designed to meet LEED certifications, Las Vegas City Hall, was designed by Forest City Real Estate Services on a fee basis. Thirty-three “solar trees” are located in the buildings front plaza. 45 Note: See page 42 in the Supplemental Package for the quarter ended October 31, 2012 for footnotes. Cost at FCE Pro-Rata Cost at Full Total Cost Pro-Rata Share Sq. ft./ Gross Date FCE Legal FCE % (a) Consolidation at 100% (Non-GAAP) (c) No. of Leasable Lease Property Location Opened Ownership % (a) (1) (GAAP) (b) (2) (1) X (2) Units Area Commitment % 2012 Residential: (e) The Aster Town Center Denver, CO Q1-12/Q2-12 90.0% 90.0% 10.4$ 10.4$ 9.4$ 85 97% Botanica Eastbridge Denver, CO Q3-12 90.0% 90.0% 15.4 15.4 13.9 118 27% 25.8$ 25.8$ 23.3$ 203 Arena: (e) Barclays Center Brooklyn, NY Q3-12 34.0% 34.0% 934.3$ 934.3$ 317.7$ 670,000 18,000 seats ( i ) 80% ( j ) Total 2012 Openings 960.1$ 960.1$ 341.0$ Fee Development Project Las Vegas City Hall Las Vegas, NV Q1-12 - (d) - (d) $ 0.0 146.2$ $ 0.0 270,000 (in millions) As of October 31, 2012

Pipeline: Projects Under Construction

As of October 31, 2012

Property	Location	Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment %
					(in millions)					
***Retail Centers:* (e)**										
The Yards - Boilermaker Shops	Washington, D.C.	Q4-12	100%	100%	$ 20.2	$ 20.2	$ 20.2	40,000	40,000	74%
The Yards - Lumber Shed	Washington, D.C.	Q3-13	100%	100%	14.8	14.8	14.8	32,000	32,000	80%
					$ 35.0	$ 35.0	$ 35.0	72,000	72,000	
Office:										
Johns Hopkins Parking Garage	Baltimore, MD	Q4-12	85%	100%	$ 29.3	$ 29.3	$ 29.3	492,000		
Residential:										
Continental Building	Dallas, TX	Q1-13	100%	100%	$ 54.6	$ 54.6	$ 54.6	203	5,000	
Stratford Avenue	Fairfield, CT	Q3-13	100%	100%	23.2	23.2	23.2	128		
120 Kingston (f)	Boston, MA	Q2-14	50%	50%	0.0	133.3	66.7	240	5,000	
The Yards - Twelve12	Washington, D.C.	Q3-14	100%	100%	115.1	115.1	115.1	218	87,000	
					$ 192.9	$ 326.2	$ 259.6	789	97,000	
Total Under Construction					**$ 257.2**	**$ 390.5**	**$ 323.9**			
Fee Development Project										
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	- (d)	- (d)	$ 0.0	$ 135.0	$ 0.0	234,000		



►With an expected completion in Q4-12, the ***Boilermaker Shops***, is a 40,000-square-foot, adaptive reuse project with ground level retail and mezzanine office space, that is 74% leased.

Note: See page 42 in the Supplemental Package for the quarter ended October 31, 2012 for footnotes.

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Projects Opened: Prior Two Years 47 Note: See page 42 in the Supplemental Package for the quarter ended October 31, 2012 for footnotes. Cost at FCE Pro-Rata Cost at Full Total Cost Pro-Rata Share Sq. ft./ Gross Date FCE Legal FCE % (a) Consolidation at 100% (Non-GAAP) (c) No. of Leasable Lease Property Location Opened Ownership % (a) (1) (GAAP) (b) (2) (1) X (2) Units Area Commitment % Retail Centers: (e) Westchester's Ridge Hill Yonkers, NY Q2-11/12 70.0% 100.0% 868.2$ 868.2$ 868.2$ 1,336,000 ( g ) 1,336,000 60%/68% ( h ) East River Plaza ( f ) Manhattan, NY Q4-09/Q2-10 35.0% 50.0% 0.0 390.6 195.3 527,000 527,000 93% 868.2$ 1,258.8$ 1,063.5$ 1,863,000 1,863,000 Residential: (e) 8 Spruce Street ( f ) Manhattan, NY Q1-11/12 35.7% 51.0% $ 0.0 875.7$ 446.6$ 899 89% Foundry Lofts Washington, D.C. Q4-11 100.0% 100.0% 58.0 58.0 58.0 170 97% Presidio Landmark San Francisco, CA Q3-10 100.0% 100.0% 96.6 96.6 96.6 161 94% 154.6$ 1,030.3$ 601.2$ 1,230 Total Prior Two Years Openings 1,022.8$ 2,289.1$ 1,664.7$ Recap of Total Prior Two Years Openings Total 2011 926.2$ 1,801.9$ 1,372.8$ Total 2010 96.6 487.2 291.9 Total Prior Two Years Openings 1,022.8$ 2,289.1$ 1,664.7$ (in millions)

Additional Projects Under Development (As of October 31, 2012)

Below is a summary of our active large scale development projects, which have yet to commence construction, referred to as our "shadow pipeline," which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $840.3 million ($1056.3 million at full consolidation) of Projects Under Development ("PUD") on our balance sheet and pro-rata mortgage debt of $175.7 million ($235.3 million at full consolidation).

***1) Atlantic Yards* - Brooklyn, NY**
Atlantic Yards is adjacent to the state-of-the-art arena, Barclays Center, which opened in September 2012 and was designed by the award-winning firms Ellerbe Becket and SHoP Architects. Atlantic Yards is expected to feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.

***2) LiveWork Las Vegas* - Las Vegas, NV**
LiveWork Las Vegas is a mixed-use project on a 13.5-acre parcel in downtown Las Vegas. At full build-out, the project will have the new 270,000 square-foot City Hall and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail space. The City Hall is owned by the city of Las Vegas, which held its dedication ceremony on March 5, 2012.

***3) The Yards* - Washington, D.C.**
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. The full project is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, opened in November 2011 and includes a Potbelly Sandwich restaurant which opened Q1-12 and a Kruba Thai & Sushi restaurant which opened in November 2012. There are also two retail projects under construction, Boilermaker Shops (expected to open in Q4-12) and the Lumber Shed (expected to open Q3-13). Additionally, Twelve12, a mixed-use project, is under construction and is expected to feature 218 residential units and 87,000 square feet of retail space.

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Additional Projects Under Development (As of October 31, 2012)

***4) Colorado Science + Technology Park at Fitzsimons* - Aurora, CO**

The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children's Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City's 4,700-acre Stapleton mixed-used development.

***5) The Science + Technology Park at Johns Hopkins* - Baltimore, MD**

The 31-acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, Forest City opened the first of those buildings, 855 North Wolfe Street, a 279,000 square-foot office building anchored by the Johns Hopkins School of Medicine's Institute for Basic Biomedical Sciences. Construction of a 492,000 square-foot parking garage at 901 N. Washington Street is currently underway and will provide approximately 1,450 parking spaces for Johns Hopkins and the active buildings at the Science + Technology Park upon its anticipated completion in Q4-12. Construction of a second commercial building totaling 234,000 square feet commenced in January 2012. The new building is being developed on a fee basis and will be fully leased to the Department of Health & Mental Hygiene (DHMH) upon its anticipated opening in Q2-14.

***6) Waterfront Station* - Washington, D.C.**

Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

***7) 300 Massachusetts Avenue* - Cambridge, MA**

Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

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Military Housing

As of October 31, 2012

Below is a summary of our Military Housing development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

Property	Location	Opening/ Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation (in millions)	Total Cost at 100% (in millions)	No. of Units
Military Housing - Recent Openings						
Air Force - Southern Group: Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	$ 0.0	$ 5.0	1,188
Military Housing - Under Construction						
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	$ 0.0	$ 479.3	1,141
Air Force – Southern Group:						
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	0.0	76.4	345
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	0.0	10.2	22
Shaw Air Force Base	Sumter, SC	2011-2015	0.0%	0.0	152.6	630
Total Under Construction				$ 0.0	$ 718.5	2,138

* The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.

Summary of Military Housing Net Operating Income (14,104 end-state units)

Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development,construction and incentive fees was $2,412,000 and $8,258,000 for the three and nine months ended October 31, 2012, respectively, and $3,319,000 and $7,162,000 for the three and nine months ended October 31, 2011, respectively.

Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,555,000 and $10,786,000 for the three and nine months ended October 31, 2012, respectively, and $3,905,000 and $9,552,000 for the three and nine months ended October 31, 2011, respectively.

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Sustainability at Forest City • Commitment o A corporate core value since 2003 o Dedicated Sustainability and Commercial Energy Services Departments o Accountability and verification – all projects prepare a sustainability “scorecard” • Results o 30+ projects certified or seeking certification (LEED, Energy Star, others) o Approx. 19.1% of total portfolio is certified or seeking certification (based on cost at pro-rata) o A leader in breadth of LEED certifications by project type: • New Construction • Core & Shell • Neighborhood Development • Homes • Existing Buildings • Value-added o Leveraging portfolio opportunities for energy generation/sale, reduced cost o Forest City included in Calvert Social Index since September, 2010 • New Developments o Focus on results, not specific certifications, however use them to benchmark performance and stay on top of best practices o December 2011 – Joined National Better Buildings Challenge, a private sector initiative to increase energy efficiency 20% by 2020 across 14m SF of the overall portfolio • Renewable Energy o In-house capability to develop and manage alternative energy projects (solar, wind, waste-to-energy) deployed on existing Forest City assets as well as new projects 51

NET ASSET VALUE COMPONENTS FOOTNOTES 1) Pro-rata Q3 2012 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended October 31, 2012 in the Supplemental Operating Information section of the supplemental package, furnished with the SEC on 8-K on December 6, 2012. 2) The net stabilized adjustments column represents net adjustments required to arrive at an annualized stabilized NOI for those properties currently in initial lease up periods, net of the removal of partial period NOI for recently sold properties. For those properties currently in initial lease up periods we have included stabilization adjustments as follows: a. NOI for Botanica Eastbridge and The Aster Town Center (Apartments) is reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased up properties. See note 6, which describes the treatment of Westchester's Ridge Hill. See note 9, which describes the treatment of 8 Spruce Street. b. Annual NOI for the Barclays Center Arena is expected to stabilize at approximately $70 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q3 2012 NOI to arrive at an annual stabilized NOI of $38.5 million. c. At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property management fees, net of operating expenses, to be $15.0 million. In addition, we remove certain other non-recurring charges from quarterly NOI as follows: d. Write-offs of abandoned development projects of $0.4 million, tax credit income of $4.9 million and income generated from outlot sales of $3.7 million have been excluded from the appropriate real estate groups from total NOI used in the Net Asset Value Component schedule. e. Interest income recognized due to a release of escrow at one of our Subsidized Senior Housing properties of $1.8 million has been removed. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3) Pro-rata annualized stabilized NOI is calculated by taking the Q3 2012 stabilized NOI times a multiple of four. 4) Amounts are derived from the respective pro-rata balance sheet line item as of October 31, 2012 and are reconciled to their GAAP equivalents in the Selected Financial Information section of the supplemental package, furnished with the SEC on 8-K on December 6, 2012, except for the treatment of 8 Spruce Street, which is described in note 9. 5) Represents limited-distribution subsidized senior housing properties. 6) Westchester's Ridge Hill has their assets shown in the Development Pipeline section of this model. Westchester's Ridge Hill, as of October 31, 2012, had $893.0 million costs incurred at pro-rata consolidation and $475.0 million of mortgage debt at pro-rata consolidation which were transferred to CRP. In order to account for this property during initial lease up, we have made the following adjustments : a) All costs and associated debt for Westchester's Ridge Hill for purposes exclusive to this disclosure are accounted for as a component of "Adjusted Projects Under Construction" in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column for the Regional Malls product type, and debt have been removed from the CRP section of the NAV schedule.. 7) Includes $163.0 million of straight-line rent receivable (net of $15.7 million of allowance for doubtful accounts). 8) Includes $37.2 million of straight-line rent payable. 9) For 8 Spruce Street, NOI is reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure, further adjusted to arrive at an estimated stabilized NOI based on a 26% pro-rata ownership in anticipation of a transaction in which we expect to decrease our ownership interest in the asset from 51% at October 31, 2012, to 26% during the three months ending January 31, 2013. 8 Spruce Street is expected to stabilize in the 2014 calendar year. Accordingly, we have reduced the nonrecourse debt amount from $274.9 million to $137.5 million to reflect the anticipated pro-rata ownership change. 52

OPERATING FUNDS FROM OPERATIONS Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance (see Reconciliation of FFO to Net Earnings (Loss), included elsewhere in this investor update). We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant non-recurring items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on- going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies. Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of Land Group projects; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) other non-recurring items such as income generated from the casino land sale; ix) the Nets pre-tax FFO; and x) income taxes on FFO. 53

RECONCILIATION OF OPERATING FFO TO FFO

Pro-Rata Consolidation	**Three Months Ended October 31,**					**Nine Months Ended October 31,**				
		2012		2011	% Change		**2012**		2011	% Change
		(in thousands)					*(in thousands)*			
Portfolio Pre-tax FFO:										
Commercial Group	$	**79,614**	$	74,531		$	**240,158**	$	260,563	
Residential Group		**33,042**		25,791			**96,547**		70,947	
Land Group		**615**		523			**(46,927)**		(131)	
Adjustments to Portfolio Pre-Tax FFO:										
Net loss (gain) on land held for divestiture activity		**(277)**		—			**51,575**		—	
Impairment of Land Group project		**—**		2,550			**—**		3,950	
Abandoned development project write-offs		**401**		2,686			**13,754**		7,931	
Tax credit income		**(4,851)**		(5,144)			**(16,732)**		(24,784)	
(Gain) loss on extinguishment of portfolio debt		**(9,019)**		(15,465)			**(7,175)**		(18,147)	
Net gain on change in control of interests		**—**		—			**(4,064)**		—	
Straight-line rent adjustments		**(3,107)**		(3,268)			**(11,717)**		(2,995)	
Casino land sale		**—**		—			**(36,484)**		(42,622)	
Adjustments to Portfolio Pre-Tax FFO subtotal		**(16,853)**		(18,641)			**(10,843)**		(76,667)	
Portfolio Pre-tax Operating FFO		**96,418**		82,204	17.3 %		**278,935**		254,712	9.5 %
Corporate Group Pre-tax FFO		**(32,164)**		(27,904)			**(86,864)**		(90,447)	
Loss on extinguishment of debt - Corporate Group		**789**		—			**789**		10,800	
Operating FFO		**65,043**		54,300	19.8 %		**192,860**		175,065	10.2 %
Nets Pre-tax FFO		**(7,477)**		(11,283)			**(22,707)**		(14,969)	
Add back adjustments to Portfolio Pre-Tax FFO above		**16,853**		18,641			**10,843**		76,667	
Add back loss on extinguishment of debt - Corporate Group		**(789)**		—			**(789)**		(10,800)	
Income tax benefit (expense) on FFO		**6,000**		(460)			**9,652**		(7,060)	
FFO	$	**79,630**	$	61,198	30.1 %	$	**189,859**	$	218,903	(13.3)%

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RECONCILIATION OF FFO AND EBDT TO NET EARNINGS/(LOSS)

	Three Months Ended October 31, 2012		Three Months Ended October 31, 2011		Nine Months Ended October 31, 2012		Nine Months Ended October 31, 2011	
	FFO	EBDT	FFO	EBDT	FFO	EBDT	FFO	EBDT
				(in thousands)				
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$ (1,078)	$ (1,078)	$ (36,801)	$ (36,801)	$ (22,043)	$ (22,043)	$ 18,900	$ 18,900
Depreciation and Amortization—Real Estate Groups	73,526	73,526	71,304	71,304	216,436	216,436	209,062	209,062
Impairment of depreciable rental properties	30,364	30,364	49,446	49,446	35,304	35,304	53,116	53,116
Gain on disposition of rental properties and partial interests in rental properties	(19,299)	(19,299)	(5,849)	(5,849)	(43,320)	(43,320)	(67,914)	(67,914)
Income tax expense (benefit) adjustments — current and deferred								
Gain on disposition of rental properties and partial interests in rental properties	7,893	7,893	2,275	2,275	17,174	17,174	26,339	26,339
Impairment of depreciable rental properties	(11,776)	(11,776)	(19,177)	(19,177)	(13,692)	(13,692)	(20,600)	(20,600)
Straight-line rent adjustments	-	(3,107)	-	(3,268)	-	(11,717)	-	(2,995)
Net gain on change in control of interests	-	-	-	-	-	(4,064)	-	-
Net (gain) loss on land held for divestiture activity	-	(277)	-	-	-	51,575	-	-
Impairment of Land Group projects	-	-	-	2,550	-	-	-	3,950
Amortization of mortgage procurement costs—Real Estate Groups	-	3,364	-	4,052	-	11,340	-	11,099
Preference payment	-	-	-	585	-	-	-	1,756
Allowance for projects under development revision	-	-	-	(2,000)	-	-	-	(2,000)
Income tax expense (benefit) adjustments — current and deferred								
Deferred income tax expense (benefit) on operating earnings	-	(2,547)	-	15,349	-	17,655	-	46,378
Impairment of Land Group projects	-	-	-	(989)	-	-	-	(1,532)
Net gain (loss) on land held for divestiture activity	-	115	-	-	-	(20,003)	-	-
Net gain on change in control of interests	-	-	-	-	-	1,576	-	-
FFO/EBDT	$ 79,630	$ 77,178	$ 61,198	$ 77,477	$ 189,859	$ 236,221	$ 218,903	$ 275,559

FORESTCITY

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Forest City Enterprises, Inc., is an NYSE-listed national real estate company with $10.7 billion in total assets (10/31/2012). The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. We are especially active in our Core Markets – New York City, Boston, Greater Washington, D.C./Baltimore, Denver, Los Angeles, Greater San Francisco, Dallas, Philadelphia and Chicago – where we have overcome high barriers to entry and developed a unique franchise. These are great urban markets with strong demographics and good growth potential. Investor Relations Contact: Jeff Linton Senior Vice President, Corporate Communication Forest City Enterprises 216-416-3558 jefflinton@forestcity.net